Exhibit 10.15

RIGHTNOW TECHNOLOGIES, INC.

NON-INCENTIVE STOCK OPTION AGREEMENT

RIGHTNOW TECHNOLOGIES, INC., a Delaware corporation (the “Company”), acting pursuant to the 2004 Equity Incentive Plan (the “Plan”), has granted you (the “Option Holder”) an option to purchase the number of shares of the Company’s common stock, $0.001 par value (“Common Stock”), listed in the attached Notice of Grant of Stock Options and Option Agreement (the “Grant Notice”) upon the following terms and conditions and in all respects subject to the provisions of the Plan, the terms of which are incorporated by reference.

Grant of Option.  The Company hereby grants the Option Holder, as of the date set out in the attached Grant Notice, an option (the “Option”) to purchase from the Company up to the number of shares (the “Shares”) of Common Stock of the Company listed in your Grant Notice at an exercise price per share (the “Option Exercise Price”) equal to the price set out in your Grant Notice (being at least equal to the fair market value of the Common Stock on the date of grant), in the amounts, during the periods, and upon the terms and conditions as set forth in this Agreement and in the Plan.  The issuance of the shares of Common Stock upon the exercise of the Option shall be subject to the provisions set forth in Section 9 hereof.  This Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  Unless earlier terminated pursuant to Section 3, the Option shall terminate at 5:00 p.m. on the date ten years from the grant of this Option.

The details of your Option are as follows:

1.                                       Vesting and Time of Exercise.  The vested portion of the Option is exercisable in whole or in part (but not as to any fractional shares) at any time prior to the termination of the Option.  Except as otherwise provided in this Agreement, the Option shall vest in accordance with the chedule set out in the attached Grant Notice.  The right to purchase shares under the Option shall be cumulative, and shares not purchased in any year may be purchased in subsequent years, subject to the termination provisions contained elsewhere herein.

2.                                       Exercise of Option after Death or Termination of Service.  The Option shall terminate and may no longer be exercised if the Option Holder ceases to perform services for the Company or its affiliates, except that:

(a)                                  If Option Holder’s service to the Company shall be terminated for any reason, voluntary or involuntary, other than for “Cause” (as defined in Section 3(e)) or Option Holder’s death or disability (within the meaning of Section 22(e)(3) of the Code), Option Holder may at any time before 5:00 p.m. on the date 3 months following such termination exercise the Option to the extent the Option was exercisable by Option Holder on the date of the termination of Option Holder’s service.

(b)                                 If Option Holder’s service to the Company is terminated for Cause, Option Holder may at any time before 5:00 p.m. on the date 30 days following such termination exercise the Option to the extent the Option was exercisable by Option Holder on the date of the termination of Option Holder’s service.

(c)                                  If Option Holder shall die while the Option is still exercisable according to its terms or if service is terminated because Option Holder has become disabled (within the meaning of Section 22(e)(3) of the Code) while in the service of the Company and Option Holder shall not have fully exercised the Option, such Option may be exercised at any time before 5:00 p.m. on the date 6 months following Option Holder’s death or date of termination of service for disability by Option Holder, personal representatives or administrators or guardians of Option Holder, as applicable or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of Shares Option Holder was entitled to purchase under the Option on (i) the earlier of the date of death or termination of service or (ii) the date of termination for such disability, as applicable.

(d)                                 Notwithstanding the above, in no case may the Option be exercised to any extent by anyone after the termination date of the Option.

(e)                                  “Cause” shall mean (i) the willful and continued failure by Option Holder substantially to perform his or her duties and obligations (other than any such failure resulting from his or her incapacity due to physical or mental illness), (ii) Option Holder’s conviction or plea bargain of any felony or gross misdemeanor involving moral turpitude, fraud or misappropriation of funds or (iii) the willful engaging by Option Holder in misconduct which causes substantial injury to the Company or its affiliates, its other employees or the employees of its affiliates or its clients or the clients of its affiliates, whether monetarily or otherwise.  For purposes of this paragraph, no action or failure to act on Option Holder’s part shall be considered “willful” unless done or omitted to be done, by Option Holder in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company.

3.                                       Manner of Exercise.

(a)                                  Subject to the foregoing, the Option may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal office within the Option period.  The notice shall state the number of Shares as to which the Option is being exercised and shall be accompanied by payment in full of the Option Exercise Price for all shares designated in the notice.  Payment of the exercise price shall be made (i) in cash (including bank check, personal check or money order payable to the Company), (ii) with the approval of the Company (which may be given in its sole discretion), by delivering to the Company for cancellation shares of the Company’s Common Stock already owned by the Option Holder having a Fair Market Value (as defined in the Plan) as of the date of exercise equal to the full Option Exercise Price for all of the Shares being acquired or the portion thereof being paid by tendering such shares, (iii) with the approval of the Company (which may be given in its sole discretion) and subject to Section 402 of the Sarbanes-Oxley Act of 2002 and any rules and regulations promulgated thereunder, by delivering to the Company the full Option Exercise Price for all of the Shares being acquired in a combination of cash and Option Holder’s full recourse liability promissory note with a principal amount not to exceed eighty percent (80%) of the exercise price and a term not to exceed five (5) years, which promissory note shall provide for interest on the unpaid balance thereof which at all times is not less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market rate loan pursuant to Sections 483, 1274 or 7872 of the Code or any successor provisions thereto or (iv) with the approval of the Company (which may be given in its sole discretion) and subject to Section 402 of the Sarbanes-Oxley Act of 2002 and any rules and regulations promulgated thereunder, by delivering to the Company a combination of cash, the Option Holder’s promissory note and shares of Common Stock with an aggregate Fair Market Value and a principal amount equal to the Option Exercise Price for all of the Shares being acquired.

(b)                                 Upon receipt of payment for the shares being purchased and such documents referenced in the preceding sentence, the Company shall, as expeditiously as possible, deliver to the Option Holder a certificate or certificates for such shares out of authorized but theretofore unissued shares of its Common Stock or issued shares which have been reacquired by the Company.  This Option may be exercised only with respect to full shares and no fractional share of stock shall be issued.

4.                                       Assignability.  During the lifetime of the Option Holder, the Option shall be exercisable only by the Option Holder and shall not be assignable or transferable by the Option Holder except by will or by the laws of descent or distribution.  The foregoing notwithstanding, the Option Holder may transfer the Option to any Family Member (as such term is defined in the General Instructions to Form S-8 (or successor to such Instructions or such Form)), provided, however, that (i) the Option Holder may not receive any consideration for such transfer, (ii) the Family Member must agree in writing not to make any subsequent transfers of the Option except by will or by the laws of the descent or distribution and (iii) the Company receives prior written notice of such transfer.  Subject to the foregoing, the Option shall inure to the benefit of and be binding upon the successors and assigns of the Option Holder.

5.                                       No Right to Continued Service; No Rights as a Shareholder.  This Agreement shall not confer on the Option Holder any right with respect to continuance of service to the Company, nor will it interfere in any way with the right of the Company to terminate such service at any time.  The Option Holder will have no rights as a shareholder with respect to any shares covered by the Option until the issuance of a certificate or certificates to the Option Holder for the shares.  Except as otherwise provided in Section 7 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of full payment of the Option Exercise Price for all of the Shares being acquired.

6.                                       Capital Adjustments and Reorganization.  The number of shares of Common Stock covered by the Option, and the Option Exercise Price thereof, shall be subject to appropriate proportionate adjustment to reflect any stock dividend, stock split, share combination, separation, reorganization, liquidation or the like, of or by the Company.

7.                                       Subject to Plan.  This Option and the grant and exercise thereof are subject to the terms and conditions of the Plan, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement.  In addition, this Option is subject to the rules and regulations promulgated pursuant to the Plan, now or hereafter in effect.  A copy of the Plan will be furnished upon request of the Option Holder.

8.                                       Conditions Precedent to Issuance of Shares.  Shares shall not be issued pursuant to the exercise of the Option unless such exercise and the issuance and delivery of the applicable Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange or the Nasdaq National Market and the Delaware General Corporation Law.  As a condition to the exercise of the purchase price relating to the Option, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

9.                                       Tax Matters.  In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from the Option Holder.  The Option Holder may elect to satisfy his or her federal and state income tax withholding obligations upon exercise of this option by (i) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of such option having a fair market value equal to the amount of federal and state income tax required to be withheld upon such exercise, in accordance with such rules as the Company may from time to time establish, or (ii) delivering to the Company shares of its Common Stock other than the shares issuable upon exercise of such option with a fair market value equal to such taxes, in accordance with such rules.

10.                                 Securities Law Matters.  The Option Holder hereby represents and agrees that any shares which he or she may acquire pursuant to the exercise of this Option will be acquired for the Option Holder’s own account, for long-term investment purposes and not with a view toward the distribution or sale thereof.  The Option Holder acknowledges that under the terms of the Plan to which this Agreement is subject, effectiveness of any exercise herein and the issuance of shares to the Option Holder upon any such exercise of this option may be delayed in order to permit the Company to comply at such time with relevant federal and state securities laws in connection with such issuance.  The Option Holder acknowledges that the Company is not, and will at no time be, under any obligation to the Option Holder to register any shares issued upon exercise herein under any federal or state securities laws and that, consequently: (a) at the time of acquisition such shares may not be registered under either federal or applicable state securities laws, (b) the Company will be relying upon the foregoing investment representation of the Option Holder in agreeing to issue such shares to the Option Holder, (c) the transferability of such shares may be subject to the restrictions imposed by all applicable federal and state securities laws on unregistered shares, and (d) the certificates evidencing such shares may be imprinted with an appropriate legend setting forth such restrictions on transferability.

11.                                 Miscellaneous.

(a)                                  Governing Law.  The validity, construction and effect of the Agreement, and any rules and regulations relating to the Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware.

(b)                                 Severability.  If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any law deemed applicable by the Committee (as defined in the Plan), such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.

(c)                                  No Trust or Fund Created.  Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or its affiliates and Option Holder or any other person.

(d)                                 Headings.  Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Agreement or any provision thereof.